EXHIBIT 10.17

AMENDMENT NO. 4

TO LEASE AGREEMENT

BETWEEN

MTI INSTRUMENTS INC.

AND

CETF PROPERTIES, LLC

This Amendment to Lease is made and entered into this 4th day of December 2019 by and between MTI Instruments Inc. ("Tenant"), and CETF Properties, LLC ("Landlord").

Whereas, Tenant and the Landlord entered into a Lease on August 10, 1999 with respect to a portion of the building known as 325 Washington Avenue Extension, Albany, NY 12205 (the "Lease"), as amended on September 29, 2009, May 2, 2014 and January 1, 2018.

Whereas, the parties hereto wish to further amend the Lease as hereinafter provided.

Now, therefore, in consideration of One Dollar ($1.00) each to the other paid, receipt of which is hereby acknowledged, the Lease is amended as follows:

1)      The Lease term shall be extended for five (5) years from December 1, 2019 - November 30, 2024.

2)      The Tenant shall pay monthly rent to the Landlord according to the following schedule:

12/1/2019 - 11/30/2024 - $200,376.00/year; $16,698.00/month; $11.50/sf

3)        Landlord agrees to perform the improvements outlined in Exhibit B at no cost to the Tenant.

Whereas the parties have entered into a Janitorial Service Agreement on 1/1/2018, the term of that Agreement is extended to coincide with this Amendment. The payment amount is:

12/1/2019 - 11/30/2024: $21,780.00/year; $1,815.00/month; $1.25/square foot

In all other respects the Lease, as amended, shall remain in full force and effect, and is hereby ratified and confirmed.

EXHIBIT A

EXHIBIT B

WORKLETTER

This Exhibit is attached to and forms a part of the certain Amendment dated December 4, 2019 ("the Amendment") pursuant to which the Landlord has leased to Tenant space in the building known as 325 Washington Avenue Extension, Albany, NY 12205:

The Landlord will make, at Landlord's sole cost, the following alterations to the premises:

  Modify floor plan of the 'Oven Room' as shown on Exhibit A to include approximately 20 linear feet of new walls, sheet rocked, taped and painted, install six (6) GFI electrical outlets 4' off finished floor. Move up to three (3) light switches and convert to 3-way if necessary. Tenant is responsible for moving all furniture and equipment.

  Paint office area two (2) colors chosen by Tenant from Landlord supplied samples.

  Replace the office carpet to match the carpet in the Northwest corner using Interface Flooring Systems, style Cubic, color Construction.

  Clean, strip, and wax entire production area VCT floor with approved polish for conductive area.

  Add three (3) programmable thermostats to the office area.

  Add three (3) portable eye wash stations in agreed upon locations in the production area.

  Clean the HVAC vents where needed throughout the office area.

  Install a new countertop with sink in break room.

  Add 2 dedicated outlets in break room area.

  Relocate or remove air exhaust vents in the production area.

  Relocate or remove electrical wires hanging from the ceiling in the production area.

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